Exhibit 32.1

CERTIFICATION

The undersigned, as the chief executive officer and the chief financial officer of Commonwealth Bankshares, Inc., certify that to the best of their knowledge and belief the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Commonwealth Bankshares, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), and shall not be relied upon for any other purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

Date: March 14, 2008	/s/ Edward J. Woodard, Jr., CLBB
Edward J. Woodard, Jr., CLBB
Chairman, President and
Chief Executive Officer

Date: March 14, 2008	/s/ Cynthia A. Sabol, CPA
Cynthia A. Sabol, CPA
Executive Vice President and
Chief Financial Officer